Peloton Announces Q3 FY2026 Financial Results
Delivered Year-over-Year Revenue Growth and Increases Expectation for Full Year FY26 Revenue and Free Cash Flow*
Net Income was $26 million. Adjusted EBITDA* was $126 million, an increase of 41% year-over-year.
Net Debt* was $173 million, a reduction of 70% year-over-year.

NEW YORK, NY – May 7, 2026 – Peloton Interactive, Inc. today reported financial results for the quarter ended March 31, 2026.

Q3 FY2026 Financial Highlights
•Total Revenue was $631 million, an increase of $7 million or 1% year-over-year and $6 million above our guidance range, primarily driven by outperformance in Connected Fitness equipment sales across both Peloton and Precor brands.
•Ending Paid Connected Fitness Subscriptions were 2.662 million, a decrease of 218,000 or 7.6% year-over-year and in line with the midpoint of our guidance range.
•Total Gross Margin was 51.9%, an increase of 90 bps year-over-year and 210 bps below our guidance due to opportunistic promotional activity in the quarter. Total Gross Profit was $327 million, an increase of $9 million or 3% year-over-year.
•GAAP Net income was $26 million. Adjusted EBITDA* was $126 million, an increase of $37 million or 41% year-over-year and within our guidance range.
•GAAP Net Cash provided by operating activities was $153 million. Free Cash Flow* was $151 million, an increase of $56 million or 59% year-over-year.
•GAAP Total Debt was $1.299 billion. Net Debt* was $173 million, a decrease of $412 million or 70% year-over-year.
“In Q3 we made great progress on deepening our relationships with our Members, growing our opportunities to reach new Members globally, diversifying our revenue streams, and planting new seeds for future growth. At the same time we continue to strengthen our financial foundation, highlighted by revenue growth, a significant increase in Adjusted EBITDA, and a dramatic reduction in Net Debt," said Peloton’s CEO & President, Peter Stern. “With the announcement of the Peloton Commercial Series and the recent launch of our global Spotify partnership, we are accelerating our evolution into a comprehensive, global wellness ecosystem."

Recent Business Highlights
•Announced the Commercial Series Tread and Bike, the first Peloton-branded heavy-duty equipment intended for high-use Commercial environments. Commercial Business Unit Revenue grew 14% year-over-year in Q3.
•Launched a content licensing partnership with Spotify in April, distributing Peloton content to Spotify Premium Members in most countries where Spotify is available.
•Pilates workouts increased 48% year-over-year in Q3, in part driven by Rebecca Kennedy’s HiLit Training Plan. 400,000 Members engaged with this plan in Q3.
•Released Andy Speer's 5-day Advanced Split, produced in German and Spanish, our first AI-dubbed programs which will enable us to efficiently scale future global expansion.

Outlook
Below is our outlook for Full Year fiscal 2026. We intend to provide further details on our outlook during today’s earnings conference call.

Full Year FY26 Outlook
•Total Revenue outlook of $2.42 billion to $2.44 billion, representing a decrease of $61 million or 2% year-over-year at the midpoint and an increase to the midpoint of our guidance range provided last quarter.
•Total Gross Margin outlook of approximately 52.5%, reflecting an increase of 160 bps year-over-year and a 50 bps decrease to our outlook provided last quarter.
•Adjusted EBITDA outlook of $470 million to $480 million, representing an increase of $71 million or 18% year-over-year at the midpoint and in-line with our outlook provided last quarter.
* For a reconciliation of all non-GAAP financial measures to their most directly comparable GAAP financial measure, and rationale for why we rely on these measures, please see the reconciliation tables below. We are not able to provide a reconciliation of these non-GAAP financial measures on a forward-looking basis without unreasonable efforts due to the inherent difficulties in forecasting certain amounts that affect Net income (loss), Adjusted EBITDA, Net cash provided by (used in) operating activities, and Free Cash Flow, as discussed in further detail in the Non-GAAP Financial Measures section below.

•Free Cash Flow expected to be in the vicinity of $350 million, an increase of $75 million from our minimum target provided last quarter.
•Ending Paid Connected Fitness Subscriptions is expected to be in the range of 2.55 million to 2.57 million, representing a decrease of 240,000 or 8.6% year-over-year at the midpoint.

	As Reported	FY26 Range		% Change (Midpoint)
Financial Results (dollars in millions)	FY25	Low	High	Y/Y
Total Revenue	$2,490.8	$2,420.0	$2,440.0	(2)%

Total Gross Margin (1)	50.9%	~52.5%		160 bps

Adjusted EBITDA (2)	$403.6	$470.0	$480.0	18%

Free Cash Flow (3)	$323.7	~$350.0		8%

User Metrics (in millions)
Ending Paid Connected Fitness Subscriptions	2.800	2.550	2.570	(8.6)%
____________________________________
(1) Beginning in the first quarter of 2026, the Company now assigns executive compensation and other corporate overhead costs associated with our corporate facilities to the various expense captions that these costs relate to. As a result, FY26 Total Gross Margin guidance is inclusive of assigned overhead costs and is not comparable to prior periods. Additionally the Company changed its measure of segment profitability to Segment Adjusted Gross profit, defined as Revenue less Adjusted Cost of revenue incurred by the segment, which is inclusive of allocated overhead costs, for all periods presented. For a reconciliation of Total Gross Margin for FY25 to the revised amount inclusive of allocated overhead costs, refer to the reconciliation tables in the section titled "Change in Segment Measure of Profitability."
(2) Please see the section titled “Non-GAAP Financial Measures—Adjusted EBITDA” for a reconciliation of Net loss to Adjusted EBITDA for FY25 and an explanation of why we consider Adjusted EBITDA to be a helpful measure for investors. A reconciliation of Adjusted EBITDA guidance to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts.
(3) Please see the section titled “Non-GAAP Financial Measures—Free Cash Flow” for a reconciliation of Net cash provided by operating activities to Free Cash Flow for FY25 and an explanation of why we consider Free Cash Flow to be a helpful measure for investors. A reconciliation of Free Cash Flow guidance to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts.

Q3 FY2026 Operating Metrics and Financial Summary

				% Change
User Metrics	Q3 FY25	Q2 FY26	Q3 FY26	Y/Y	Q/Q
Members (in millions) (1)	6.1	5.8	5.8	(5)%	(1)%
Ending Paid Connected Fitness Subscriptions (in millions) (1)	2.880	2.661	2.662	(8)%	0%
Average Net Monthly Paid Connected Fitness Subscription Churn (1)	1.2%	1.9%	1.2%	(10) bps	(70) bps
Ending Paid App Subscriptions (in millions) (1)	0.573	0.522	0.522	(9)%	0%

Financial Results (dollars in millions)
Connected Fitness Products Revenue	$205.5	$243.9	$202.9	(1)%	(17)%
Subscription Revenue	418.5	412.6	428.0	2%	4%
Total Revenue	$624.0	$656.5	$630.9	1%	(4)%

Connected Fitness Products Gross Profit	$29.3	$34.0	$22.9	(22)%	(33)%
Connected Fitness Products Gross Margin	14.3%	13.9%	11.3%	(300) bps	(260) bps

Subscription Gross Profit	$288.8	$297.3	$304.3	5%	2%
Subscription Gross Margin	69.0%	72.1%	71.1%	210 bps	(100) bps
Subscription Contribution Margin (2)	72.9%	75.9%	74.4%	150 bps	(160) bps

Total Gross Profit	$318.1	$331.3	$327.3	3%	(1)%
Total Gross Margin	51.0%	50.5%	51.9%	90 bps	140 bps

Total Operating Expenses	$350.5	$345.6	$274.8	(22)%	(20)%

Net (Loss) Income	$(47.7)	$(38.8)	$26.4	155%	168%
Adjusted EBITDA (2)	$89.4	$81.4	$126.2	41%	55%

Net Cash Provided by Operating Activities	$96.7	$71.9	$152.7	58%	113%
Free Cash Flow (2)	$94.7	$71.0	$150.5	59%	112%
____________________________________
(1) For further information on these user metrics, please refer to the section titled “User Metrics Definitions.”
(2) For a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, please refer to the reconciliation tables in the section titled “Non-GAAP Financial Measures.”

Webcast and Conference Call Information
We will host a live call at 8:30 a.m. ET on Thursday, May 7, 2026 to discuss our financial results. To avoid delays, we encourage participants to register at least 15 minutes before the start of the call. A live webcast of the call and our earnings presentation will be available at https://investor.onepeloton.com/news-and-events/events, and a replay will be available on the investor relations page of our website for 30 days.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, including, without limitation, statements regarding our expected financial results for the fourth quarter of and the full fiscal year 2026; the scope, impact and anticipated costs associated with the Original Series Bike+ recall; our execution of and timing of and the expected benefits from our restructuring initiatives and cost-saving measures; the cost savings and other efficiencies of expanding relationships with our third-party partners; the launch of new products and services; our new initiatives with retailer partners and our efforts to optimize our retail showroom footprint; the prices of our products and services; our future operating results and financial position, including our ability to achieve and maintain our Free Cash Flow, revenue, gross margin, adjusted EBITDA, and subscription targets; our profitability; our business strategy and plans and our ability to achieve them, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from those stated, including, without limitation: our ability to successfully execute our business strategy; our ability to achieve and maintain future profitability and positive free cash flow; our ability to attract and maintain Subscribers; our ability to accurately forecast consumer demand of our products and services and adequately manage our inventory; our ability to execute and achieve the expected benefits of our restructuring initiatives and other cost-saving measures on our anticipated timeline, and whether our efforts will result in further actions or additional asset impairment charges that adversely affect our business; our ability to effectively manage our growth and costs; our ability to anticipate consumer preferences and successfully develop and offer new products and services in a timely manner, and effectively manage the introduction of new or enhanced products and services; demand for our products and services and growth of the connected fitness and wellness markets; our ability to maintain the value and reputation of the Peloton brand; disruptions or failures of our information technology systems or websites, or those of third parties on whom we rely; our reliance on a limited number of suppliers, contract manufacturers, and logistics partners for our Connected Fitness Products; our lack of control over suppliers, contract manufacturers, and logistics partners for our Connected Fitness Products; our ability to predict our long-term performance and changes to our revenue as our business matures; any declines in sales of our Connected Fitness Products; the effects of increased competition in our markets and our ability to compete effectively; our dependence on third-party licenses for use of music in our content; actual or perceived defects in, or safety of, our products, including any impact the Original Series Bike+ recall, other product recalls, quality improvement or similar programs or legal or regulatory claims, proceedings or investigations involving our products; increases in component costs, long lead times, supply shortages or other supply chain disruptions; accidents, safety incidents or workforce disruptions; seasonality or other fluctuations in our quarterly results; our ability to generate class content; risks related to acquisitions or dispositions and our ability to integrate any such acquired companies into our operations and control environment, including Precor; risks related to expansion into international markets; risks related to payment processing, cybersecurity, or data privacy; risks related to artificial intelligence (“AI”) and our integration of AI into our products, services and business operations; risks related to our Peloton Apps and their ability to work with a range of mobile and streaming technologies, systems, networks, and standards; our ability to effectively price and market our Connected Fitness Products and subscriptions; any inaccuracies in, or failure to achieve, operational and business metrics or forecasts of market growth; our ability to maintain effective internal control over financial and management systems; impacts from warranty claims or product returns; our ability to maintain, protect, and enhance our intellectual property; our ability to comply with laws and regulations that currently apply or become applicable to our business both in the United States and internationally; risks related to changes in global trade policies, including our ability to mitigate the effects of tariffs and other non-tariff restrictions, such as taxes, quotas, local content rules, customs detentions and other protectionist measures, and our ability to obtain any tariff refunds or rebates; our reliance on third parties for computing, storage, processing and similar services and delivery and installation of our products; our ability to attract and retain highly skilled personnel and maintain our culture; risks related to our common stock and indebtedness; and those risks and uncertainties described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, as such risks and uncertainties may be updated in our filings with the Securities and Exchange Commission, which are available on the Investor Relations page of our website at https://investor.onepeloton.com/investor-relations and on the SEC website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law.

Financial Tables
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	March 31,	June 30,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,126.3	$1,039.5
Accounts receivable, net	78.6	101.2
Inventories, net	175.8	205.6
Prepaid expenses and other current assets	57.8	91.3
Total current assets	1,438.5	1,437.6
Property and equipment, net of accumulated depreciation and amortization of $296.1 and $298.3, respectively	175.9	239.0
Intangible assets, net	0.2	5.6
Goodwill	44.0	41.2
Restricted cash	45.6	46.2
Operating lease right-of-use assets, net	295.6	338.9
Other assets	17.7	16.8
Total assets	$2,017.4	$2,125.3
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$351.3	$372.7
Deferred revenue and customer deposits	150.6	150.7
Current portion of debt	10.0	208.5
Operating lease liabilities, current	65.0	70.1
Other current liabilities	1.0	2.0
Total current liabilities	577.9	803.9
Convertible senior notes, net of current portion	344.6	343.6
Term loan, net of current portion	944.8	946.9
Operating lease liabilities, non-current	364.9	407.5
Other non-current liabilities	27.0	37.2
Total liabilities	2,259.3	2,539.1
Stockholders' deficit
Common stock, $0.000025 par value; 2,500,000,000 and 2,500,000,000 shares of Class A common stock authorized, 416,920,442 and 390,579,270 shares of Class A common stock issued and outstanding as of March 31, 2026 and June 30, 2025, respectively; 2,500,000,000 and 2,500,000,000 shares of Class B common stock authorized, 15,836,724 and 15,837,270 shares of Class B common stock issued and outstanding as of March 31, 2026 and June 30, 2025, respectively.	—	—
Additional paid-in capital	5,343.8	5,183.8
Accumulated other comprehensive income	15.3	5.1
Accumulated deficit	(5,601.0)	(5,602.6)
Total stockholders' deficit	(241.9)	(413.8)
Total liabilities and stockholders' deficit	$2,017.4	$2,125.3

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in millions, except share and per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Revenue:
Connected Fitness Products	$202.9	$205.5	$599.3	$618.5
Subscription	428.0	418.5	1,239.0	1,265.4
Total revenue	630.9	624.0	1,838.3	1,883.9
Cost of revenue:
Connected Fitness Products	180.0	176.2	531.8	541.7
Subscription	123.6	129.8	364.1	402.0
Total cost of revenue	303.7	306.0	895.9	943.7
Gross profit	327.3	318.1	942.3	940.2
Operating expenses:
Sales and marketing	98.1	106.5	316.9	341.1
General and administrative	110.4	151.4	314.1	402.2
Research and development	58.8	59.6	185.9	178.4
Impairment expense	3.4	30.7	34.7	52.3
Restructuring expense	4.1	2.4	11.2	8.6
Supplier settlements	—	—	—	23.5
Total operating expenses	274.8	350.5	862.8	1,006.0
Income (loss) from operations	52.5	(32.4)	79.5	(65.8)
Other expense, net:
Interest expense	(30.0)	(32.6)	(93.8)	(102.6)
Interest income	8.7	7.9	27.6	23.7
Foreign exchange (loss) gain	(4.3)	10.3	(10.6)	6.6
Other expense, net	—	(0.1)	(0.3)	—
Total other expense, net	(25.6)	(14.5)	(77.0)	(72.3)
Income (loss) before income taxes	26.9	(46.9)	2.5	(138.2)
Income tax expense	0.4	0.8	0.9	2.3
Net income (loss)	$26.4	$(47.7)	$1.6	$(140.5)
Net income (loss) attributable to Class A and Class B common stockholders	$26.4	$(47.7)	$1.6	$(140.5)
Earnings (loss) per share:
Basic	$0.06	$(0.12)	$—	$(0.36)
Diluted	$0.06	$(0.12)	$—	$(0.36)
Weighted-average common shares outstanding:
Basic	428,911,447	394,010,264	421,053,209	385,954,344
Diluted	512,261,196	394,010,264	433,307,598	385,954,344
Other comprehensive income (loss):
Change in foreign currency translation adjustment	3.6	(15.8)	10.2	(12.7)
Total other comprehensive income (loss)	3.6	(15.8)	10.2	(12.7)
Comprehensive income (loss)	$30.1	$(63.5)	$11.8	$(153.2)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Nine Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities:
Net income (loss)	$1.6	$(140.5)
Adjustments to reconcile Net income (loss) to Net cash provided by operating activities:
Depreciation and amortization expense	45.7	68.8
Stock-based compensation expense	155.6	176.2
Non-cash operating lease expense	38.4	41.9
Amortization of debt discount and issuance costs	7.1	6.8
Impairment expense	34.7	52.3
Net foreign currency adjustments	10.6	(6.6)
Changes in operating assets and liabilities:
Accounts receivable	22.4	10.0
Inventories	38.4	125.0
Prepaid expenses and other current assets	37.9	25.2
Other assets	(1.0)	2.1
Accounts payable and accrued expenses	(27.6)	(79.5)
Deferred revenue and customer deposits	0.1	(7.5)
Operating lease liabilities, net	(57.7)	(64.1)
Other liabilities	(9.6)	5.6
Net cash provided by operating activities	296.5	215.9
Cash Flows from Investing Activities:
Capital expenditures	(7.6)	(4.6)
Business combinations	(2.2)	—
Proceeds from sale of Peloton Output Park	—	4.2
Net cash used in investing activities	(9.8)	(0.4)
Cash Flows from Financing Activities:
Principal repayment of Term Loan	(7.5)	(7.5)
Payment of principal on convertible notes	(199.0)	—
Proceeds from employee stock purchase plan withholdings	2.4	2.7
Proceeds from employee stock plans	0.5	7.0
Principal repayments of finance leases	(0.3)	(0.1)
Net cash (used in) provided by financing activities	(203.8)	2.1
Effect of exchange rate changes	3.2	(6.5)
Net change in cash, cash equivalents, and restricted cash	86.1	211.1
Cash, cash equivalents, and restricted cash — Beginning of period	1,085.8	750.9
Cash, cash equivalents, and restricted cash — End of period	$1,171.8	$961.9
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$89.8	$92.9
Cash paid for income taxes	$4.3	$4.0
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Accrued and unpaid capital expenditures, including software	$0.3	$0.7

Non-GAAP Financial Measures
In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, Adjusted EBITDA, Subscription Contribution, Subscription Contribution Margin, Free Cash Flow, and Net Debt should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found below.

A reconciliation of the Company’s Adjusted EBITDA and Free Cash Flow guidance to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that are made for other expense (income), net, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, restructuring expense, impairment expense, supplier settlements, product recall related matters, litigation and settlement expenses, and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which could be material.

Adjusted EBITDA
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: other expense (income), net; net (gains) losses on debt refinancing; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; impairment expense; restructuring expense; product recall related matters; certain litigation and settlement expenses; supplier settlements; and other adjustment items that arise outside the ordinary course of our business.
We use Adjusted EBITDA as a measure of operating performance and the operating leverage in our business. We believe that this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, other expense (income), net, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;
•Our management uses Adjusted EBITDA in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and
•Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of our core operating results, and may also facilitate comparisons with other peer companies, many of which use a similar non-GAAP financial measure to supplement their GAAP results.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest and other income (expense), or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) income taxes, which may represent a reduction in cash available to us;
•Adjusted EBITDA does not reflect gains (losses) associated with refinancing efforts that we have determined are outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on factors such as the nature and strategy of the refinancing, as well as our frequency and past practice of performing refinancing activities;

•Adjusted EBITDA does not reflect certain litigation expenses, consisting of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy. Following a change in practice beginning during the fiscal year ended June 30, 2022, we no longer adjust Adjusted EBITDA for costs from new patent litigation or consumer arbitration claims, unless we consider the matter to be nonrecurring, infrequent or unusual. We continue to adjust Adjusted EBITDA for historical patent infringement and consumer arbitration claims that were determined, prior to our change in practice, to be nonrecurring, infrequent, or unusual;
•Adjusted EBITDA does not reflect acquisition-related costs, including transaction and integration costs;
•Adjusted EBITDA does not reflect impairment charges and gains (losses) on disposals of fixed assets;
•Adjusted EBITDA does not reflect costs associated with certain product recall related matters including adjustments to the return reserves, inventory write-downs, logistics costs associated with Member requests, the cost to move the recalled product for those that elect the option, subscription waiver costs of service, and recall-related hardware development and repair costs. We make adjustments for product recall related matters that we have determined arise outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on factors including the nature of the product recall, our experience with similar product recalls at the time of such assessment, the impacts on us of the recall remedy and associated logistics, supply chain, and other externalities, as well as the expected consumer demand for such a remedy, and operational complexities in the design, regulatory approval and deployment of a remedy;
•Adjusted EBITDA does not reflect costs associated with the Restructuring Plans;
•Adjusted EBITDA does not reflect supplier settlements that are outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on factors such as the nature of the settlements, as well as our frequency and past practice of performing refinancing activities; and
•The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results and we may, in the future, exclude other significant, unusual expenses or other items from this financial measure. Because companies in our industry may calculate this measure differently than we do, its usefulness as a comparative measure can be limited.

Because of these limitations, Adjusted EBITDA should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to Net income (loss), the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended March 31,		Three Months Ended December 31,	Fiscal Year Ended June 30,
	2026	2025	2025	2025
	(in millions)
Net income (loss)	$26.4	$(47.7)	$(38.8)	$(118.9)
Adjusted to exclude the following:
Total other expense, net	25.6	14.5	24.7	79.3
Income tax expense (benefit)	0.4	0.8	(0.2)	3.4
Depreciation and amortization expense	13.6	21.2	15.4	89.7
Stock-based compensation expense	52.7	67.6	54.6	228.8
Impairment expense	3.4	30.7	23.0	64.1
Restructuring expense	4.1	2.4	2.7	33.8
Supplier settlements	—	—	—	23.5
Adjusted EBITDA	$126.2	$89.4	$81.4	$403.6
Subscription Contribution and Subscription Contribution Margin
We define “Subscription Contribution” as Subscription Revenue less Subscription Cost of revenue, adjusted to exclude depreciation and amortization and stock-based compensation expenses included within Subscription Cost of revenue. Subscription Contribution Margin is calculated by dividing Subscription Contribution by Subscription Revenue.

We use Subscription Contribution and Subscription Contribution Margin to measure our ability to scale and leverage the costs of our Connected Fitness Subscriptions. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results because our management uses Subscription Contribution and Subscription Contribution Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance.

The use of Subscription Contribution and Subscription Contribution Margin as analytical tools has limitations, and you should not consider these in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Subscription Contribution and Subscription Contribution Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Subscription Contribution and Subscription Contribution Margin exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

Because of these limitations, Subscription Contribution and Subscription Contribution Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Subscription Contribution and Subscription Contribution Margin to Subscription Gross Profit and Subscription Gross Margin, respectively, which are the most directly comparable financial measures prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended March 31,		Three Months Ended December 31,
	2026	2025	2025
	(dollars in millions)
Subscription Revenue	$428.0	$418.5	$412.6
Less: Subscription Cost of revenue	123.6	129.8	115.3
Subscription Gross Profit	$304.3	$288.8	$297.3
Subscription Gross Margin	71.1%	69.0%	72.1%
Add back:
Depreciation and amortization expense	$4.0	$7.0	$4.4
Stock-based compensation expense	9.9	9.2	11.6
Subscription Contribution	$318.3	$304.9	$313.3
Subscription Contribution Margin	74.4%	72.9%	75.9%
Free Cash Flow
We define Free Cash Flow as Net cash provided by (used in) operating activities less Capital expenditures. Free Cash Flow reflects an additional way of viewing our liquidity that, we believe, when viewed with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows.

The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, Free Cash Flow does not incorporate payments made for purchases of marketable securities or principal repayments on our debt, which reduces cash available to us. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Free Cash Flow to Net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended March 31,		Three Months Ended December 31,	Fiscal Year Ended June 30,
	2026	2025	2025	2025
	(in millions)
Net cash provided by operating activities	$152.7	$96.7	$71.9	$333.0
Capital expenditures	(2.2)	(2.1)	(0.9)	(9.3)
Free Cash Flow	$150.5	$94.7	$71.0	$323.7
Net Debt
We define Net Debt as Total debt less Cash and cash equivalents. Total debt consists of the carrying amount of Current portion of debt, Convertible senior notes, net of current portion, and Term loan, net of current portion, on our Condensed Consolidated Balance Sheets, which includes unamortized debt discount and issuance costs. Net Debt reflects an additional way of viewing our liquidity that, we believe, when viewed with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our capital structure and balance sheet leverage.

Net Debt has limitations as an analytical tool and may vary from similarly titled measures used by other companies. Because of this, Net Debt should not be considered in isolation or as a substitute for an analysis of our financial measures prepared and presented in accordance with GAAP.

The following table presents a reconciliation of Net Debt to Total debt, the most comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	March 31,
	2026	2025
	(in millions)
Current portion of debt	$10.0	$208.2
Convertible senior notes, net of current portion	344.6	343.3
Term loan, net of current portion	944.8	947.6
Total debt	1,299.4	1,499.2
Less: Cash and cash equivalents	1,126.3	914.3
Net Debt	$173.1	$584.9

Gross Principal Debt Outstanding, Net of Cash and cash equivalents, Gross Leverage Ratio, and Net Leverage Ratio
Gross principal debt outstanding consists of the gross principal amount outstanding on Total debt, which excludes unamortized debt discount and issuance costs. We define Gross principal debt outstanding, net of cash and cash equivalents as Gross principal debt outstanding less Cash and cash equivalents. This metric reflects an additional way of viewing our liquidity that, we believe, when viewed with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our capital structure and balance sheet leverage.

Our Gross Leverage Ratio is defined as Gross principal debt outstanding divided by Adjusted EBITDA for the trailing twelve months ended March 31, 2026 and 2025, respectively ("Trailing Twelve Month Adjusted EBITDA"). Our Net Leverage Ratio is defined as Gross principal debt outstanding, net of cash and cash equivalents divided by our Trailing Twelve Month Adjusted EBITDA. Trailing Twelve Month Adjusted EBITDA is computed by summing our reported Adjusted EBITDA for the trailing four fiscal quarters. We believe that our Gross Leverage Ratio and Net Leverage Ratio are useful measures to management and investors in understanding trends in our overall financial condition.

These metrics have limitations as an analytical tool and may vary from similarly titled measures used by other companies. Because of this, they should not be considered in isolation or as a substitute for an analysis of our financial measures prepared and presented in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to Net income (loss), the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated, a reconciliation of Gross principal debt outstanding, net of cash and cash equivalents to Gross principal debt outstanding, the most comparable financial measure prepared in accordance with GAAP, for each of the periods indicated, and the computation of our Gross Leverage Ratio and Net Leverage Ratio:

	Trailing Twelve Months Ended March 31,
	2026		2025
	(dollars in millions)
Net income (loss)	$23.2		$(171.0)
Adjusted to exclude the following:
Total other expense, net	84.0		93.0
Net gain on debt refinancing	—		(53.6)
Income tax expense	1.9		2.5
Depreciation and amortization expense	66.5		94.6
Stock-based compensation expense	207.3		281.7
Impairment expense	46.5		62.9
Restructuring expense	36.4		5.8
Supplier settlements	—		23.2
Product recall related matters	—		(5.8)
Litigation and settlement expenses	—		0.6
Adjusted EBITDA (1)	$465.8		$333.9

Gross principal debt outstanding	$1,332.5		$1,541.5
Less: Cash and cash equivalents	1,126.3		914.3
Gross principal debt outstanding, net of cash and cash equivalents	$206.2		$627.2

Gross Leverage Ratio (2)	2.9	x	4.6	x
Net Leverage Ratio (2)	0.4	x	1.9	x
____________________________________
(1) See section titled “Non-GAAP Financial Measures—Adjusted EBITDA” for further information on this non-GAAP financial measure.
(2) Gross Leverage Ratio is calculated as Gross principal debt outstanding divided by Adjusted EBITDA, and Net Leverage Ratio is calculated as Gross principal debt outstanding, net of cash and cash equivalents divided by Adjusted EBITDA.

User Metrics Definitions
Members
Members includes any individual who has a Peloton account through a Paid Connected Fitness Subscription or a Paid App Subscription, inclusive of the Peloton App+, App One, Strength+, and Breathwrk Memberships (the “Peloton Apps”), and engages in one or more workouts in the trailing 12-month period.
Ending Paid Connected Fitness Subscriptions
Ending Paid Connected Fitness Subscriptions includes all Connected Fitness Subscriptions for which we are currently receiving payment (a successful credit card billing or prepaid subscription credit or waiver). We do not include paused Connected Fitness Subscriptions in our Ending Paid Connected Fitness Subscription count.
Average Net Monthly Paid Connected Fitness Subscription Churn
To align with the definition of Ending Paid Connected Fitness Subscriptions above, our quarterly Average Net Monthly Paid Connected Fitness Subscription Churn is calculated as follows: Paid Connected Fitness Subscriber “churn count” in the quarter, divided by the average number of beginning Paid Connected Fitness Subscribers each month, divided by three months. “Churn count” is defined as quarterly Connected Fitness Subscription churn events minus Connected Fitness Subscription unpause events minus Connected Fitness Subscription reactivations.

We refer to any cancellation or pausing of a subscription for our All-Access Membership as a churn event. Because we do not receive payment for paused Connected Fitness Subscriptions, a paused Connected Fitness Subscription is treated as a churn event at the time the pause goes into effect, which is the start of the next billing cycle. An unpause event occurs when a pause period elapses without a cancellation and the Connected Fitness Subscription resumes, and is therefore counted as a reduction in our churn count in that period. Our churn count is shown net of reactivations and our quarterly Average Net Monthly Paid Connected Fitness Subscription Churn metric averages the monthly Connected Fitness churn percentage across the three months of the reported quarter.
Ending Paid App Subscriptions
Ending Paid App Subscriptions includes all subscriptions to our Peloton Apps for which we are currently receiving payment. Starting in fiscal 2026, we no longer report on Average Monthly Paid App Subscription Churn.
Change In Segment Measure Of Profitability
Beginning in the first quarter of 2026, the Company changed its measure of segment profitability to Segment Adjusted Gross profit to better align with the manner in which our chief operating decision maker evaluates segment performance and makes resource allocation decisions. Segment Adjusted Gross profit is defined as Revenue less Adjusted Cost of revenue incurred by the segment. Adjusted Cost of revenue includes costs directly related to the function of each segment, including certain corporate overhead costs, such as a portion of depreciation, rent and occupancy charges related to the Company’s corporate facilities, and personnel-related expenses for certain executives and departments (“Allocated overhead costs”).

For comparability purposes, the Company is providing supplemental historical segment financial information to reflect the new segment measure of profitability, which is reflected within the Company’s FY26 reported amounts, and Full Year FY26 outlook:

	FY25
	As Reported	Allocated overhead costs	Segment Adjusted Gross profit
	(dollars in millions)
Gross Profit:
Connected Fitness Products	$111.2	$(14.8)	$96.4
Subscription	1,157.1	(17.4)	1,139.7
Total Gross profit	$1,268.3	$(32.2)	$1,236.1
Total Gross Margin	50.9%		49.6%

A reconciliation between reportable Total Gross Profit to consolidated Loss before income taxes is as follows:

FY25
(in millions)
Total Segment Adjusted Gross profit	$1,236.1
Allocated overhead costs	(32.2)
Total Gross Profit (As Reported)	$1,268.3
Sales and marketing	(421.6)
General and administrative	(527.3)
Research and development	(234.2)
Impairment expense	(64.1)
Restructuring expense	(33.8)
Supplier settlements	(23.5)
Total other expense, net	(79.3)
Loss before income taxes	$(115.6)